Exhibit 16.2

GEORGE BRENNER, C.P.A.
A PROFESSIONAL CORPORATION
(Letterhead)

May 14, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:	City Capital Corporation, a Nevada corporation (the "Company")

Ladies and Gentlemen:

I have read the statements made by City Capital Corporation (copy attached), which I understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K/A report of the Company dated May 14, 2007. I agree with the statements concerning my firm in such Form 8-K/A.

Very truly yours, /s/ George Brenner George Brenner, C.P.A.